As filed with the Securities and Exchange Commission on October 26, 2017

Registration Statement No. 333-180506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9-1, Nihonbashi 1-chome

Chuo-ku, Tokyo, 103-8645

Japan

(81-3-5255-1000)

(Address of Principal Executive Offices)

Stock Acquisition Rights (No. 34) of Nomura Holdings, Inc.

Stock Acquisition Rights (No. 35) of Nomura Holdings, Inc.

Stock Acquisition Rights (No. 37) of Nomura Holdings, Inc.

(Full Title of the Plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Nomura Securities International, Inc.

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

(212-667-9000)

(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE

Nomura Holdings, Inc. (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to amend the Registration Statement on Form S-8 filed on April 2, 2012 (File No. 333-180506) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock relating to options issued under the Stock Acquisition Rights (No. 37) of Nomura Holdings, Inc.

Under the Registration Statement, 2,208,600 shares were registered in connection with the options under Stock Acquisition Rights (No. 34) of Nomura Holdings Inc., 7,694,800 shares were registered in connection with the options under Stock Acquisition Rights (No. 35) of Nomura Holdings, Inc. and 29,666,700 shares were registered in connection with the options under Stock Acquisition Rights (No. 37).

Of the 29,666,700 shares relating to the options under the Stock Acquisition Rights (No. 37) of Nomura Holdings, Inc., 301,400 shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No. 37) of Nomura Holdings, Inc. on April 29, 2017. No shares remained unsold at the termination of the exercise period for the options issued under the Stock Acquisition Rights (No. 34) of Nomura Holdings, Inc. or the Stock Acquisition Rights (No. 35) of Nomura Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan as of October 26, 2017.

NOMURA HOLDINGS, INC.

By:	/s/ Koji Nagai
Name:	Koji Nagai
Title:	Representative Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of October 26, 2017.

Signature	Title

/s/ Nobuyuki Koga Nobuyuki Koga	Director Chairman of the Board of Directors

/s/ Koji Nagai Koji Nagai	Director Representative Executive Officer (Principal Executive Officer)

/s/ Tetsu Ozaki Tetsu Ozaki	Director Representative Executive Officer

/s/ Hisato Miyashita Hisato Miyashita	Director

/s/ Takao Kusakari Takao Kusakari	Director

/s/ Hiroshi Kimura Hiroshi Kimura	Director

/s/ Noriaki Shimazaki Noriaki Shimazaki	Director

/s/ Toshinori Kanemoto Toshinori Kanemoto	Director

/s/ Mari Sono Mari Sono	Director

/s/ Michael Lim Choo San Michael Lim Choo San	Director

/s/ Takumi Kitamura Takumi Kitamura	Chief Financial Officer Executive Managing Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Kentaro Okuda Kentaro Okuda	Senior Managing Director (Authorized Representative in the United States)